UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2021

Hawthorn Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102 (Address of Principal Executive Offices) (Zip Code)

573-761-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2021, the Board of Directors of our Company, Hawthorn Bancshares, Inc., amended and restated the Company's bylaws, effective immediately, to permit: (i) annual meetings of the Company's shareholders to be held on a day other than the first Tuesday of June each year, as may be specified by the Board of Directors from time to time, (ii) meetings of the Company's shareholders to be held by means of remote communication (to the extent permitted by applicable law), as the Board of Directors may determine from time to time, and (iii) notice of any meeting of the Company's shareholders to be given by electronic transmission of a type in which delivery thereof is capable of being confirmed, but only to the extent consented to by the particular shareholder in advance. This description of the amendments to the Company's bylaws is qualified in its entirety by reference to the text of the amended and restated bylaws of the Company filed as Exhibit 3.1 to this report.

Item 8.01 Other Events.

On January 27, 2021, our Company, Hawthorn Bancshares Inc., announced that its Board of Directors approved a quarterly cash dividend of $0.13 per common share, payable April 1, 2021 to shareholders of record at the close of business on March 15, 2021.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

3.1	Amended and Restated Bylaws of Hawthorn Bancshares, Inc.

99.1	Press release, dated January 27, 2021, issued by Hawthorn Bancshares, Inc. announces cash dividend.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2021	Hawthorn Bancshares, Inc. By: /s/ David T. Turner Name: David T. Turner Title: Chairman, CEO & President

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